SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2008

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 4000, Ft. Lauderdale, FL	33331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On February 29, 2008, pursuant to a Securities Purchase Agreement (“Agreement”) of that date, we sold, an aggregate of $2,325,000 principal amount 10% Secured Convertible Debentures and common stock purchase warrants to purchase an aggregate of 2,930,675 shares of our common stock to 12 accredited investors in a private transaction exempt from registration under the Securities Act of 1933 in reliance on the exemptions provided by Section 4(2) and Rule 506 of Regulation D of that act. After paying certain fees and expenses (including payment to Emerging Growth Equities, Ltd., a broker dealer and member of FINRA, of a commission and expense reimbursement aggregating $143,750), we received net proceeds of $2,156,250. We intend to use this balance of the proceeds for general working capital.

The debentures, which bear interest at 10% per annum, are due 6 months from the issuance date. The debentures are convertible at any time at the option of the holder into shares of our common stock based upon a conversion rate of $0.59 per share, subject to adjustment as provided in the transaction documents. Interest is convertible as provided in the debentures. We are not permitted to prepay the debentures without the prior written consent of the holders. The Warrants, which have a cashless exercise provision, are exercisable until approximately four years after the closing at an exercise price of $0.75 per share. The number of shares covered by the Warrants and the Warrant exercise price are subject to adjustment as provided in the transaction documents.

The debentures are not convertible and the warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the conversion of the debentures and/or the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.

We granted the holders a security interest in all of our assets to secure performance of our obligations under the debentures and the other transaction agreements.

As part of the transaction Cornelis Wit, Chief Executive Officer and Director, Guus van Kesteren, Director, Ronald T. Linares, Chief Financial Officer, and Atlantic Balanced Fund, a fund managed by Mentor Capital of which Fernando Montero, a director of OmniComm, is president, director and sole shareholder, purchased $150,000, $150,000, $25,000 and $200,000, respectively, principal amount of debentures and received 189,076, 189,076, 31,513 and 252,101 warrants, respectively.

The foregoing description is a brief summary of the transactions and is qualified in its entirety by reference to the Securities Purchase Agreement, form of Debenture, form of Warrant and Security Interest Agreement, copies of which are included as exhibits to this Current Report on Form 8-K.

ITEM 7.01	REGULATION FD DISCLOSURE

On March 5,2008 we issued a press release regarding the financing described in Items 1.01 and 3.02 hereof. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated February 29, 2008 by and between OmniComm Systems, Inc. and each individual or entity named on an executed counterpart of the signature page thereto

10.2	Form of Debenture dated February 29, 2008

10.3	Form of Warrant February 29, 2008

10.4	Security Interest Agreement dated February 29, 2008 by and between OmniComm System, Inc. and the investors set forth on Schedule 1 thereto

99.1	Press release dated March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

March 5, 2008	By:	/s/ Ronald T. Linares
Ronald T. Linares
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Securities Purchase Agreement dated February 29, 2008 by and between OmniComm Systems, Inc. and each individual or entity named on an executed counterpart of the signature page thereto

10.2	Form of Debenture dated February 29, 2008

10.3	Form of Warrant February 29, 2008

10.4	Security Interest Agreement dated February 29, 2008 by and between OmniComm System, Inc. and the investors set forth on Schedule 1 thereto

99.1	Press release dated March 5, 2008

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